Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Michael Stuart Klein

Address of Joint Filer:	640 Fifth Avenue, 12th Floor
New York, NY 10019

Relationship of Joint Filer to Issuer:	10% Owner (until October 8, 2020); Director
Issuer Name and Ticker or Trading Symbol:	MultiPlan Corporation [CCXX]

Date of Earliest Transaction Required to
be Reported:	October 6, 2020

Designated Filer:	Michael Stuart Klein

Signature:

/s/ Michael Stuart Klein
Name: Michael Stuart Klein
October 8, 2020

Joint Filer Information

Name of Joint Filer:	M. Klein Associates, Inc.

Address of Joint Filer:	640 Fifth Avenue, 12th Floor
New York, NY 10019

Relationship of Joint Filer to Issuer:	10% Owner (until October 8, 2020)
Issuer Name and Ticker or Trading Symbol:	MultiPlan Corporation [CCXX]

Date of Earliest Transaction Required to
be Reported:	October 6, 2020

Designated Filer:	Michael Stuart Klein

Signature:

/s/ Jay Taragin
Name: Jay Taragin
Title: Authorized Signatory
October 8, 2020

Joint Filer Information

Name of Joint Filer:	Churchill Sponsor III LLC

Address of Joint Filer:	640 Fifth Avenue, 12th Floor
New York, NY 10019

Relationship of Joint Filer to Issuer:	10% Owner (until October 8, 2020)
Issuer Name and Ticker or Trading Symbol:	MultiPlan Corporation [CCXX]

Date of Earliest Transaction Required to
be Reported:	October 6, 2020

Designated Filer:	Michael Stuart Klein

Signature:

By: M. Klein Associates, Inc., its manager

/s/ Jay Taragin
Name: Jay Taragin
Title: Authorized Signatory
October 8, 2020